Exhibit 99.2

Slide: 0 Title: 2009 Results Information Package SubTitle: March 4, 2010

Slide: 1 Other Placeholder: 1 Title: Safe Harbor Statement  1  Certain statements contained in this presentation regarding Dex One Corporation’s (the “Company”) future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results.  Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: changes in directory advertising spend and consumer usage; competition and other economic conditions; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing LIBOR rates; regulatory and judicial rulings; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the continued enforceability of the commercial agreements with Qwest, CenturyLink and AT&T our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this document by wire services or Internet service providers.  This presentation is being furnished to the SEC through a Form 8-K. The Company’s 2009 annual report on Form 10-K to be filed with the SEC may contain updates to the information included in this presentation.We reference non-GAAP financial measures in this presentation.  Please see the appendix for a reconciliation of non-GAAP measures to the most comparable GAAP measures.

Slide: 2 Other Placeholder: 2 Title: Who We Are Other Placeholder: Help 485,000 local businesses get found and chosen by customersEmploy highly trained, locally-based marketing consultants who are trusted marketing advisorsServe local businesses in 28 states  Leading provider of marketing services and solutions for local businesses (Gp:) AT&TCenturyLinkQwest

Slide: 3 Other Placeholder: 3 Title: What We Do  Dex One marketing solutions and services help businesses get found and chosen  Print   Mobile  Dex Net*  * - Other than "Dex One," "Dex" and "dexknows, the trade names and trademarks included in this informational package are the registered marks of the individual search engines and online solution providers.  Marketing Solutions  Marketing Services Include the following (Gp:) Business analysis (Gp:) Market analysis (Gp:) Target Market Determination (Gp:) Message Creation (Gp:) Image, Video , WebsiteCreation (Gp:) Keyword Strategies and programs (Gp:) SEO Strategies and programs   Hyperlocal Online Search  Voice Search  Digital books  Largest B-2-B Ad Network

Slide: 4 Other Placeholder: 4 Title: Year-Over-Year Change in Advertising Sales(1) Other Placeholder: 2009 advertising sales decline is primarily related to cyclical factorsRate of decline in 2010 expected to moderateTiming and degree of 2010 recovery uncertain, especially for local businesses  -15.0%  1) Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method

Slide: 5 Other Placeholder: 5 Title: Year-End Client Count and Analysis Other Placeholder: 2009 client loss primary related to clients going out of business, credit lock-outs and client cash flow constraintsAbility to attract 45,000 new clients in 2009 bodes well for future growth  NOTE: Client counts rounded to the nearest 5,000 and average advertising sales per client rounded to the nearest $100   2008  2009  revenue/client $4,800 $4,500 retention 83% 80%  client count in thousands

Slide: 6 Other Placeholder: 6 Title: Clients Sales Indices  Renewal = the aggregate marketing dollars spent by returning clients up to the levels in the previous year as a percent of total ad sales in the prior year.  Measures returning clients’ willingness to maintain their existing marketing programsIncrease = the aggregate marketing dollars spent by returning clients above the levels in the previous year as a percent of total ad sales in the prior year.  Measures the ability to convince clients to either increase their marketing budget or increase Dex One’s  share of their existing marketing budgetNew = the aggregate marketing dollars spent by clients who did not purchase marketing solutions or services from Dex One in the previous year as a percent of total ad sales in the prior year  2009 Renewal and Increase impacted by client bankruptcies, credit lock-outs and client cash flow constraintsGenerated ~$100 million from new advertisers in 2009

Slide: 7 Other Placeholder: 7 Title: Revenue, Adjusted EBITDA and Adjusted Expenses  2009 adjusted expenses down $150 millionExpected pro forma adjusted revenue and pro forma adjusted EBITDA results are primarily driven by 2009 and 2010 ad sales declines  Please see the appendix for reconciliations of non-GAAP financial measures to the most comparable GAAP measures1) 2010 guidance represents pro forma adjusted figures   $ millions  (1)

Slide: 8 Other Placeholder: 8 Title: Adjusted Free Cash Flow  2009 adjusted free cash flow up primarily due to cessation of bond interest payments in AprilExpected 2010 results driven by pro forma adjusted EBITDA decline partially offset by lower cash interest  Please see the appendix for reconciliations of non-GAAP financial measures to the most comparable GAAP measures1) 2010 guidance represents pro forma adjusted figure   $ millions  (1)

Slide: 9 Other Placeholder: 9 Title: Appendix

Slide: 10 Other Placeholder: 10 Title: GAAP Reconciliation – 2008 and 2009 Adjusted EBITDA  $ millions  Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

Slide: 11 Other Placeholder: 11 Title: GAAP Reconciliation – 2008 and 2009 Adjusted Free Cash Flow  Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.  $ millions

Slide: 12 Other Placeholder: 12 Title: GAAP Reconciliation – 2010 Outlook  $ billions  Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

Slide: 13 Other Placeholder: 13 Title: GAAP Reconciliation – 2010 Outlook (cont’d)  $ billions  Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

Slide: 14 Other Placeholder: 14 Title: Endnotes Body: EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net loss prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is determined by adjusting EBITDA for items such as (i) impairment charges, (ii) gain on debt transactions, net, (iii) stock-based compensation and long-term incentive program, (iv) restricted stock unit expense related to the Business.com Acquisition, (v) restructuring costs, and (vi) reorganization items, net.As a result of the Chapter 11 petitions and continued negative industry and economic trends, we recognized an intangible asset impairment charge of $7.3 billion during the fourth quarter of 2009, primarily representing the difference between the fair value and recorded value of our directory services agreements.  As a result of the decline in the trading value of our debt and equity securities during the first and second quarters of 2008, we recognized an aggregate goodwill impairment charge of $3.1 billion. During the fourth quarter of 2008, we recognized a $746.6 million impairment charge primarily relating to local and national customer relationships. As a result of voluntary credit facility prepayments and other debt repurchased during the fourth quarter of 2008, we recorded a gain of $33.6 million, consisting of the difference between the face or par value of the debt repaid and the amount of the cash payments, offset by unamortized deferred financing costs. For the year ended December 31, 2008, we recorded a gain of $265.2 million consisting of $33.6 million noted above, $72.4 million representing the difference between the par value and cash payments of debt repurchased and $161.3 million resulting from a debt exchange, offset by $2.2 million of unamortized deferred financing costs. For the three months and year ended December 31, 2009, the Company recorded reorganization items as a separate line item on the condensed consolidated statement of operations.  Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the bankruptcy code and include certain expenses such as professional fees, the write-off of unamortized deferred financing costs, net premiums / discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise (see Note 7 below). Additionally, liabilities are segregated between liabilities not subject to compromise and liabilities subject to compromise on the condensed consolidated balance sheet. The Company's senior notes, senior discount notes and senior subordinated notes have been classified as liabilities subject to compromise at December 31, 2009 and the Company's credit facilities have been excluded from liabilities subject to compromise at December 31, 2009.  Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.